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     As filed with the Securities and Exchange Commission on September 1, 1999.

                                                      Registration No. 333-64901

                     U.S. SECURITIES AND EXCHANGE COMMISSION
                              Washington, DC 20549



                   POST-EFFECTIVE AMENDMENT NO. 1 TO FORM S-3
             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                               GENZYME CORPORATION
               (Exact name of registrant as specified in charter)

        Massachusetts                                   06-1047163
--------------------------------                     ---------------------
  (State or other jurisdiction                         (I.R.S. Employer
of incorporation or organization)                    Identification Number

       One Kendall Square, Cambridge, Massachusetts 02139 (617) 252-7500
       -----------------------------------------------------------------
               (Address, including zip code, and telephone number,
       including area code, of registrant's principal executive offices)

                         ------------------------------

                                PETER WIRTH, ESQ.
                Executive Vice President and Chief Legal Officer
                               Genzyme Corporation
                               One Kendall Square
                         Cambridge, Massachusetts 02139
                                 (617) 252-7500

     (Name, address, including zip code, and telephone number, including area code, of agent for service)

                                 with copies to

                             PAUL M. KINSELLA, ESQ.
                               Palmer & Dodge LLP
                                One Beacon Street
                           Boston, Massachusetts 02108
                                 (617) 573-0100

                         ------------------------------


     Genzyme Corporation's Registration Statement on Form S-3 (File No. 333-64901) registered 787,060 shares of Genzyme General Division Common Stock, $0.01 par value per share, issuable upon the conversion of $21.2 million of convertible debentures. This registration statement relates to resales by the securityholders named in the prospectus. Pursuant to Rule 416, this registration statement is deemed to cover 28,600 additional shares issuable upon conversion of the convertible debentures because of reductions in the conversion price resulting from two stock dividends. None of the registered shares have been sold. The shares are now eligible for sale pursuant to Rule 144(k). This Post-Effective Amendment is filed to deregister the shares.



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                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Post-Effective Amendment to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Cambridge, Commonwealth of Massachusetts, on September 1, 1999.

                               GENZYME CORPORATION



                               By: /S/ Michael S. Wyzga
                                  --------------------------
                                  Michael S. Wyzga
                                  Senior Vice President and
                                  Chief Financial Officer




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